Exhibit 99.1

Graham Corporation t 20 Florence Avenue t Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Provides Third Quarter Revenue Estimate and Updates Fiscal 2019 Revenue Expectations

●	Preliminary third quarter revenue of approximately $17 million to $17.4 million

●	Timing of backlog conversion in second half results in updating fiscal 2019 annual revenue expectations to between $90 million and $95 million, a 16% to 22% increase over prior year

●	Continued strong book-to-bill ratio drove record backlog at December 31, 2018 of approximately $133 million

●	Outlook for fiscal 2020 signals further revenue growth

●	Third quarter fiscal 2019 conference call scheduled for January 30

BATAVIA, NY, January 15, 2019 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the oil refining, petrochemical, power and defense industries, today announced that it expects revenue for its third quarter of fiscal year 2019, which ended on December 31, 2018, to be approximately $17 million to $17.4 million. Further, Graham is updating its annual revenue expectations for its fiscal year that will end on March 31, 2019 to between $90 million and $95 million. The Company also announced that it will release its financial results for the third quarter of fiscal 2019 before the opening of financial markets on Wednesday, January 30, 2019.

The Company’s third quarter estimated revenue level was primarily impacted by two factors. First, shipment of a large international order was deferred until the first half of January, and the resulting revenue will be entirely recognized in the Company’s fiscal fourth quarter in accordance with new revenue recognition rules. Second, revenue associated with certain components of a U.S. Navy project will be deferred into fiscal 2020. In addition to the revenue shift out of the third quarter, revenue previously anticipated in the fourth quarter will now be deferred into fiscal 2020.

To summarize, the timing of conversion on certain orders currently in the Company’s backlog caused the change in annual revenue expectations. The revised revenue guidance for fiscal 2019 represents approximately 16% to 22% growth over fiscal 2018.

James R. Lines, Graham’s President and Chief Executive Officer, commented, “It is now evident that certain components of revenue previously expected in our fiscal third and fourth quarters are being pushed to the right. While such changes are a normal part of our engineered-to-order project business, the magnitude is larger than we normally experience. However, we do not believe that they are indicative of changes in our execution capability, business fundamentals or markets. Rather, we believe that they are merely normal changes in timing of our customers’ schedules. Although these changes impacting the second half of fiscal 2019 were not anticipated, we remain encouraged about our prospects for continued growth as this energy cycle advances and we execute our naval strategy.”

He continued, “Order levels remain solid and we will report record backlog of approximately $133 million for the fiscal third quarter when we announce our results later this month. Additionally, based on our pipeline, we anticipate a book-to-bill ratio greater than 1.0x for the full

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Graham Corporation Provides Third Quarter Revenue Estimate and Updates Fiscal 2019 Revenue Expectations

January 15, 2019

year of fiscal 2019, relatively consistent with our experience in the first half. We believe that this positions us well for continued growth in fiscal 2020.”

Third Quarter Webcast and Conference Call Details

The Company will host a conference call and webcast to review its financial and operating results, strategy and outlook. A question-and-answer session will follow.

Third Quarter Fiscal Year 2019 Financial Results Conference Call

Wednesday, January 30, 2019

11:00 a.m. Eastern Time

Phone: (201) 689-8560

Internet webcast link and accompanying slide presentation: www.graham-mfg.com

A telephonic replay will be available from 2:00 p.m. ET on the day of the teleconference through Wednesday, February 6, 2019. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13686187, or access the webcast replay via the Company’s website at www.graham-mfg.com, where a transcript will also be posted once available.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Energy markets include oil refining, cogeneration, nuclear and alternative power. For the defense industry, the Company’s equipment is used in nuclear propulsion power systems for the U.S. Navy. Graham’s global brand is built upon world-renowned engineering expertise in vacuum and heat transfer technology, responsive and flexible service and unsurpassed quality. Graham designs and manufactures custom-engineered ejectors, vacuum pumping systems, surface condensers and vacuum systems. Graham is also a leading nuclear code accredited fabrication and specialty machining company. Graham supplies components used inside reactor vessels and outside containment vessels of nuclear power facilities. Graham’s equipment can also be found in other diverse applications such as metal refining, pulp and paper processing, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning. Graham’s reach spans the globe and its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East.

Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “confidence,” “projects,” “typically,” “outlook,” “anticipates,” “believes,” “appears,” “could,” “opportunities,” “seeking,” “plans,” “aim,” “pursuit,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected expansion and growth opportunities within its domestic and international markets, anticipated revenue, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to

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Graham Corporation Provides Third Quarter Revenue Estimate and Updates Fiscal 2019 Revenue Expectations

January 15, 2019

improve cost competitiveness, customer preferences, changes in market conditions in the industries in which it operates, changes in commodities prices, the effect on its business of volatility in commodities prices, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic growth in its markets, its acquisition and growth strategy and the expected performance of Energy Steel & Supply Co. and its operations in China and other international locations, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Jeffrey F. Glajch	Deborah K. Pawlowski / Karen L. Howard
VP–Finance & Administration and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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